EXHIBIT 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Form 10-K of Affordable Green Homes International, of my report dated June 30, 2009 on the financial statements of Affordable Green Homes International as of March 31, 2008 and 2009, for the years then ended, and for the period from October 6, 2006 (inception) through March 31, 2009.

Ronald R. Chadwick, P.C.

RONALD R. CHADWICK, P.C.
Aurora, Colorado
July 7, 2009